Exhibit 10.2
FIRST AMENDMENT TO LEASE AGREEMENT
5301 S. Highway 16, Rapid City, South Dakota
For good and valuable consideration, the receipt and sufficiency of which is acknowledged, RUSHMORE CEDAR L.L.C., an Iowa limited liability company (“Lessor”), and DLORAH, INC., d/b/aNATIONAL AMERICAN UNIVERSITY, a South Dakota corporation (herein, together with permitted successors and assigns, called “Lessee”) agree as follows:
1.	Lessee reinstates its offer to lease from Lessor the following-described land, with improvements, located at 5301 S. Highway 16, Rapid City, Pennington County, South Dakota, more particularly described as:
Lot One (1) of IGTSubdivision, City of Rapid City, as shown by the Plat recorded in Book 34 of Plats on Page 110 in the office of the Register of Deeds, Pennington County, South Dakota,
which offer was previously communicated to Lessor in the form of a Lease Agreement executed by Lessee on August 5, 2011, uponthe condition that Lessor agrees to amend the Lease Agreement as set forth in paragraph 3 below.
2.	Lessor accepts Lessee’s foregoing offer and agrees to amend the Lease Agreement as set forth in paragraph 3 below.

3.	The parties amend the Lease Agreement by deleting the following provision in its entirety:
Section 14.21.Miscellaneous Provisions.
(a) This Lease is conditioned upon Lessor obtaining approval of this Lease from Lessor’s Lender. In the event that Lessor does not obtain approval of this Lease from Lessor’s Lender and notify Lessee in writing of such approval within sixty days of the date of execution, this Lease shall be null and void.
4.	The Lease Agreement, as amended by paragraph 3 above, shall be binding upon and inure to the benefit of the parties, their successors, and assigns.
5.	This Amendment may be executed in duplicate counterparts, both of which together will constitute one agreement, even though the parties do not sign the same counterpart.
Executed on the date(s) set forth below.

LESSOR:		LESSEE:

RUSHMORE CEDAR L.L.C.,		DLORAH, INC., d/b/a NATIONAL AMERICAN UNIVERSITY,
an Iowa limited liability company		a South Dakota corporation

By:	/s/ Don L. Stalkfleet	By:	/s/ Ronald Shape
	Print: Don L. Stalkfleet		Dr. Ronald Shape
	Its: Managing Member		Chief Executive Officer
Date: September 9, 2011		Date: September 8, 2011